Securities and Exchange Commission

                      Washington, DC  20549

                            Form 8-K

                         Current Report

             Pursuant to Section 13 to 15(d) of the
                  Securities Exchange Act 1934


                  Date of Report March 28, 1996
                (Date of earliest event reported)



                     CalEnergy Company, Inc.
     (Exact name of registrant as specified in its charter)



    Delaware                  1-9874               94-2213782
          (State of other  (Commission File  (IRS Employer
           jurisdiction of       Number)      Identification No.)
           incorporation)



 302 South 36th Street, Suite 400,       Omaha, NE        68131
          (Address of principal executive offices)               Zip Code




Registrant's Telephone Number, including area code:(402) 341-4500


                               N/A

Item 5.  Other Events

     On March 28, 1996, the Registrant announced that it executed a definitive agreement with Edison Mission Energy for the purchase of the remaining 50% interest not owned by Registrant of its geothermal operating facilities in the Imperial Valley, California. A copy of the joint press release issued by the Registrant is set forth as Exhibit 1 hereto and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits

Exhibit 1 - Press Release dated March 28, 1996.






                            SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              CalEnergy Company, Inc.




                              By: \s\ Douglas L. Anderson
                                    Douglas L. Anderson
                                    Assistant Secretary



Dated: March 28, 1996